Exhibit 99.2

TransAct Technologies Acquires Perpetual License to BOHA! Source Code

Hamden, CT – August 6, 2025 – TransAct Technologies Incorporated (Nasdaq: TACT) (“TransAct” or the “Company”), a global leader in software-driven technology and integrated printing solutions for large and emerging markets, has acquired a perpetual license to a copy of the source code for the BOHA! software that it licenses from Avery Dennison. Under the terms of the agreement, TransAct has obtained a perpetual and royalty free license to use, host, market, sublicense, distribute, copy, and modify the code as the Company sees fit for its business purposes.

“I believe this is a pivotal moment for TransAct that allows us the freedom to modify, extend and enhance the code as we see fit, without royalties or contractual constraints going forward,” said John Dillon, Chief Executive Officer of TransAct. “Acquiring the source code provides us greater operational freedom, and we expect it will eventually enhance our financials, leading to greater value for TransAct stockholders and employees. I’m happy to have completed this transaction and believe this is a significant and transformative step forward for the Company.”

The Company expects to launch its fully supported version of BOHA! in early 2027. Total consideration for the acquisition is $2.55 million, plus professional services fees of approximately $1.0 million for transition services to be provided by Avery Dennison.

About TransAct Technologies Incorporated

TransAct Technologies Incorporated is a global leader in developing and selling software-driven technology and integrated printing solutions for high-growth markets including food service, casino and gaming, and POS automation. The Company’s solutions are designed from the ground up based on customer requirements and are sold under the BOHA!®, AccuDate®, EPICENTRAL®, Epic and Ithaca® brands. TransAct has sold over 4.0 million printers, terminals and other hardware devices around the world and is committed to providing world-class service, spare parts, and accessories to support its installed product base. Through the TransAct Services Group, the Company also provides customers with a complete range of supplies and consumable items both online at http://www.transactsupplies.com and through its direct sales team. TransAct is headquartered in Hamden, CT. For more information, please visit http://www.transact-tech.com or call (203) 859-6800.

©2025 TRANSACT Technologies Incorporated. All rights reserved. TransAct®, BOHA!®, AccuDate®, Epic Edge®, EPICENTRAL® and Ithaca® are registered trademarks of TransAct Technologies Incorporated.

Forward-Looking Statements

Certain statements included in this press release include forward-looking statements within the meaning of the U.S. federal securities laws, including the Private Securities Litigation Reform Act of 1995. Forward-looking statements are any statements other than statements of historical fact. Forward-looking statements represent current views about possible future events and are often identified by the use of forward-looking terminology, such as “may,” “will,” “could,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “project,” “plan,” “predict,” “design” or “continue,” or the negative thereof, or other similar words. Forward-looking statements are subject to certain risks, uncertainties and assumptions. In the event that one or more of such risks or uncertainties materialize, or one or more underlying assumptions prove incorrect, actual results may differ materially from those expressed or implied by the forward-looking statements. Important factors and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to, the following: the amount of expenditures in connection with the transition of the source code; divergence of engineering resources and management attention from other aspects of the Company’s business to support the source code transition; the ability of Avery Dennison to deliver the source code on a timely basis, or at all, and to provide the transition services; the potential for defects in the source code; potential interruptions in the provision of the Company’s products and services during or after the transition period, which may harm customers and damage the Company’s reputation; and other risk factors identified and discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and in the Company’s periodic and other reports filed with the Securities and Exchange Commission. We caution readers not to place undue reliance on forward-looking statements, which speak only as of the date of this release. We undertake no obligation to publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other factors, except where we are expressly required to do so by applicable law.